EXHIBIT 10.2


                     TERMINATION AGREEMENT


     This Termination Agreement (the "Agreement"), entered into and effective as of May 31, 1999 (the "Effective Date"), is between Robert F. Fulton ("Fulton") and R&B Falcon Corporation
("R&B Falcon").

     Fulton and R&B Falcon agree that the termination of Fulton's
employment   will  be  governed  by  the  following   terms   and
conditions:

     1. As of the Effective Date Fulton tenders his resignation as Executive Vice President of R&B Falcon and as a director, officer and/or employee of all direct and indirect subsidiaries and affiliated companies of R&B Falcon, as the case may be, which R&B Falcon accepts on its behalf and on behalf of such subsidiaries and affiliated companies.

     2. Upon execution of this Agreement R&B Falcon agrees to provide to Fulton a severance package consisting of the following:

               a. A lump sum in cash, less deductions required by law, equal to the sum of (1) Fulton's annual base salary through May 31, 1999, to the extent not theretofore paid, (2) the product of (x) Fulton's targeted annual bonus for 1999 and (y) a fraction (the numerator of which is the number of days from January 1, 1999 through May 31, 1999, and the denominator of which is 365) and (3) any compensation previously deferred or earned by Fulton (together with any accrued interest or earnings thereon), any unreimbursed expenses and any accrued vacation pay, in each case to the extent not theretofore paid;

               b. A lump sum in cash, less deductions required by law, equal to the product of (a) the sum of the highest annual base salary and the highest annual bonus that has been payable to Fulton within the past three years (including such salary and bonus paid by a previous employer which is a direct subsidiary of R&B Falcon as of the date of this Agreement and with respect to the 1998 fiscal year Fulton received a bonus equivalent to $146,939) times (b) three;

               c. Through and including May 31, 2002, Fulton and his family shall be provided, at the expense of R&B Falcon, all benefits under (or substantially equivalent benefits to) R&B Falcon's welfare benefit plans, practices, policies and programs (including, without limitation, medical, prescription, dental, vision, disability, salary continuance, group life and supplemental group life and accidental death insurance plans and programs), to the extent generally applicable to other R&B Falcon executives;

               d. Notwithstanding anything to the contrary in Fulton's Stock Option Agreements dated as of April 7, 1999 and May 19, 1999, the immediate vesting with respect to the options to purchase the common stock of R&B Falcon awarded to Fulton thereunder, with the right to exercise all such options at any time until April 7, 2009 and May 19, 2009, respectively, R&B Falcon hereby expressly waiving the provisions of Paragraph 18 of such stock option agreements; and

               e. The period of time within which Fulton shall be entitled to exercise the outstanding stock options granted to him under his Amended and Restated Stock Option Agreement dated February 16, 1995 shall be extended from three months to February 16, 2005, notwithstanding the provisions of such stock option agreement.

          All cash payments due to Fulton under the terms of this Agreement shall be paid by R&B Falcon within two business days following the Effective Date.

     3. Upon execution of this Agreement and subject to the payment and other obligations of R&B Falcon set out in
          Section 2 above, this Agreement constitutes full satisfaction of all obligations of R&B Falcon under and pursuant to Section 4 of that Employment Agreement dated as of March 25, 1998 between Fulton and R&B Falcon.

     4. The Agreement shall be binding upon and shall inure to the benefit of the parties, their respective representatives, agents, attorneys, successors and assigns, and, in particular, without limiting the generality of the foregoing, to R&B Falcon's directors, officers and employees and to Fulton's heirs, executors, administrators, legal and personal representatives and assigns.

     5. This Agreement shall be deemed to be a contract made under and governed by, the laws of the State of Texas, without reference to principles of conflicts of law.

     6. This Agreement constitutes the complete and entire agreement between the parties. This Agreement supersedes and cancels all prior or contemporaneous representations, promises or agreements between the parties. This Agreement cannot be amended or modified except by written agreement signed by each of the parties hereto.

     7. The provisions of this Agreement are severable. If a court or other tribunal of competent jurisdiction rules any provision of this Agreement is invalid or unenforceable, such ruling will not affect the validity or enforceability of any other provision of the Agreement, and this Agreement shall be deemed to be modified and amended so as to be enforceable to the extent permitted by law.

     8.   This Agreement is signed in Houston, Texas on May     ,
          1999.


                         __________________________
                              Robert F. Fulton



                         R&B FALCON CORPORATION



                         By:_______________________
                              Paul B. Loyd, Jr.
                              Chairman